JAAK (JACK) OLESK
                           Certified Public Accountant
                        270 North Canon Drive, Suite 203
                             Beverly Hills, CA 90210
                                  (310-288-0693













                          INDEPENDENT AUDITOR'S CONSENT



        I consent to the use of my report dated February 9, 2000, with respect to the financial statements of Starfest, Inc. included in the March 8, 2000 Form 8-K Current Report of Starfest, Inc.



                                             /s/ Jaak Olesk
                                             --------------------
                                             JAAK OLESK



Beverly Hills, California
March 9, 2000